Exhibit 99.3

OSHKOSH TRUCK CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial information for the periods indicated below have been derived by the application of pro forma adjustments, which give the effect to (a) the December 6, 2006 acquisition by Oshkosh Truck Corporation (“Oshkosh” or the “Company”) of 100% of the outstanding shares and share-based obligations of JLG Industries, Inc. (“JLG”) for $3.1 billion in cash, including certain transaction fees and; (b) the issuance by Oshkosh of a syndicated senior secured credit agreement (“Credit Agreement”) to fund the JLG acquisition, retire Oshkosh and JLG indebtedness and fund certain change-in-control payments (collectively, the “Transactions”). The unaudited pro forma condensed consolidated statement of income for the fiscal year ended September 30, 2006, gives effect to the acquisition of JLG as if it had occurred on October 1, 2005. The unaudited pro forma condensed consolidated balance sheet presents the financial position of the Company as of September 30, 2006, giving effect to the acquisition of JLG as if it had occurred on such date.

        The unaudited pro forma condensed consolidated statement of income for the fiscal year ended September 30, 2006, has been prepared based on the Company’s historical condensed consolidated statement of income for the fiscal year ended September 30, 2006 and the historical condensed consolidated statement of income of JLG for the fiscal year ended July 31, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006, has been prepared based on the historical condensed consolidated balance sheet of the Company as of September 30, 2006 and the historical condensed consolidated balance sheet of JLG as of July 31, 2006. The unaudited pro forma adjustments were based upon available information and assumptions that the Company believes are reasonable under the circumstances.

        The acquisition of JLG was structured as a merger, pursuant to which a wholly-owned subsidiary of the Company was merged with and into JLG, with JLG surviving the merger and becoming a wholly-owned subsidiary of Oshkosh. The unaudited pro forma condensed consolidated financial information was prepared using the purchase method of accounting with the assets acquired and liabilities assumed recorded at their estimated fair values. Goodwill is generated to the extent that the merger consideration, including transaction costs, exceeds the fair value of net assets acquired. The Company is in the process of finalizing the purchase price allocation, which allocates the excess of purchase price, including transaction costs, over the fair value of acquired contracts, the tangible and identifiable intangible assets, and deferred tax assets and liabilities acquired to goodwill. The Company has not finished this purchase price allocation. Estimates of useful lives and estimated fair values of tangible and amortizable intangible assets will be completed after the Company obtains third-party appraisals, performs its own internal assessments and reviews all available data. Any final adjustments will change the allocations of the purchase price, which could affect the fair values assigned to the assets acquired and liabilities assumed and, in turn, result in changes to the unaudited pro forma condensed consolidated financial information, including a change to goodwill. There can be no assurance that such finalization will not result in material changes.

        The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to represent the financial position and results of operations that would have been achieved had the acquisition been completed as of the dates indicated or the Company’s future financial position or results of operations. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements of the Company, including related notes thereto, and the historical consolidated financial statements of JLG, including related notes thereto, that have previously been filed with the Securities and Exchange Commission (the “SEC”) and are available to the public over the Internet at the SEC’s website at www.sec.gov.

Unaudited Pro Forma Condensed Consolidated Statement of Income
(In millions, except per share amounts)

	AS REPORTED				PRO FORMA CONSOLIDATED
	Oshkosh	JLG
	Fiscal Year Ended				Fiscal Year Ended
	September 30, 2006	July 31, 2006	Pro Forma Adjustments		September 30, 2006
Net sales	$3,427.4	$2,289.4	$--		$5,716.8
Cost of sales	2,819.1	1,846.4	2.8	(1)	4,668.3

Gross income	608.3	443.0	(2.8)		1,048.5
Operating expenses:
Selling, general and administrative	274.0	191.5	0.6	(1)	466.1
Amortization of purchased intangibles	8.4	3.1	54.8	(2)	66.3
Gain related to sale of Gradall excavator product line	--	(14.6)	--		(14.6)

Total operating expenses	282.4	180.0	55.4		517.8

Operating income	325.9	263.0	(58.2)		530.7
Other income (expense)
Interest expense	(7.4)	(27.3)	(197.8	)(3)	(232.5)
Interest income	6.6	9.6	(15.0	)(4)	1.2
Miscellaneous, net	(0.2)	(3.2)	--		(3.4)

	(1.0)	(20.9)	(212.8)		(234.7)

Income before provision for income taxes,
equity in earnings of unconsolidated
affiliates and minority interest	324.9	242.1	(271.0)		296.0
Provision for income taxes	121.2	92.8	(103.6	)(5)	110.4

Income before equity in earnings of
unconsolidated affiliates and minority
interest	203.7	149.3	(167.4)		185.6
Equity in earnings of unconsolidated affiliates	2.3	--	--		2.3
Minority interest	(0.5)	--	--		(0.5)

Net income	$205.5	$149.3	$(167.4)		$187.4

Earnings per share:
Basic	$2.81 (6)				$2.56 (6)
Diluted	$2.76 (6)				$2.52 (6)
Weighted average common shares outstanding:
Basic	73,160				73,160
Diluted	74,400				74,400

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Statement of Income

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF INCOME

(1)	Adjustment to reflect additional annual depreciation expense of $2.8 million in cost of sales and $0.6 million in selling, general and administrative expenses resulting from increased basis and remaining economic useful lives of JLG tangible assets acquired of $30.2 million based on estimated useful lives of 7 to 30 years. The Unaudited Pro Form Condensed Consolidated Statement of Income does not include a nonrecurring charge of approximately $12.4 million for the amortization of the fair value adjustment to inventories.

(2)	Adjustment to reflect an increase in amortization expense related to the recording of the fair value of identifiable intangible assets, amortized over their estimated remaining useful lives (in millions):

	Historical Amount, Net	Preliminary Fair Value	Increase	Annual Amortization	Estimated Useful Life
Customer relationships	$0.9	$472.3	$471.4	$39.4	12 yrs.
Developed technology	4.9	85.1	80.2	7.7	11 yrs.
Non-compete agreements	--	11.9	11.9	8.8	1.5 yrs.
Trademarks	1.3	374.9	373.6	--	Indefinite

Total identifiable intangibles	$7.1	$944.2	$937.1	55.9

JLG historical amortization				(1.1)

Net increase in amortization				$54.8

Goodwill resulting from the acquisition is not amortized in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets.”

(3)	Adjustment to record interest expense and amortization of deferred debt issuance cost on the debt incurred to finance the acquisition of JLG, retire Oshkosh and JLG indebtedness and fund certain change–in-control payments, based upon pro forma consolidated debt of Oshkosh following consummation of the Transactions using the interest rates as shown (as if the Transactions had been consummated as of the beginning of the period presented) (in millions):

	Interest Rate (c)	Oshkosh	JLG	Consolidated
Eliminate historical expense:
Interest on debt repaid		$--	$(20.4)	$(20.4)
Amortization of debt issuance costs		(0.3)	(2.9)	(3.2)

Total historical expense		(0.3)	(23.3)	(23.6)
Interest on new debt: (a)
$500.0 Term Loan A	6.69%	32.6	--	32.6
$2,600.0 Term Loan B	6.94%	182.3	--	182.3

		214.9	--	214.9
Amortization of debt issuance costs (b)		6.5	--	6.5

Total interest on new debt		221.4	--	221.4

Net adjustment		$221.1	$(23.3)	$197.8

(a)	Interest rates are based on the average three month LIBOR for the fiscal year ended September 30, 2006. An increase in the interest rate of 1/8% would change pro forma interest expense and net income by $3.9 million and $2.4 million, respectively.
(b)	Debt issuance costs are amortized over the life of the related debt, ranging from 5 to 7 years using the interest method. The Unaudited Pro Forma Condensed Consolidated Statement of Income does not include a nonrecurring charge of approximately $0.5 million which represents the write-off of unamortized debt issuance costs, net of income taxes associated with the retirement of existing debt.

(c)	The Credit Agreement includes a five year $550.0 million revolving credit agreement (“Revolving Credit Facility”) and two term loans (“Term Loan A” and “Term Loan B”). Term Loan A was in the amount of $500.0 million and requires 19 quarterly principal payments of $12.5 million, plus interest, due quarterly beginning March 2007 through September 2011, with a final principal payment of $262.5 million due December 6, 2011. Term Loan B was in the amount of $2,600.0 million and requires 27 quarterly principal payments of $6.5 million, plus interest, due quarterly beginning March 2007 through September 2013, with a final principal payment of $2,424.5 million due December 6, 2013.

Interest rates on borrowings under the new term loans are variable and are equal to the “Base Rate” (which is equal to the higher of a bank’s reference rate and the federal funds rate plus 0.5% or a bank’s “Prime Rate”) or the “Off-Shore” or “LIBOR Rate” (which is a bank’s inter-bank offered rate for U.S. dollars in off-shore markets) plus a specified margin. The margins are subject to adjustment, up or down, based on whether certain financial criteria are met. Pro forma interest expense was based on the historical average three-month LIBOR rate of 4.94% for the year ended September 30, 2006 plus a specified margin of 1.75% and 2.00% for the Term Loan A and Term Loan B, respectively.

(4)	Adjustment to reflect a reduction of interest income of $15.0 million related to the use of cash and cash equivalents to fund the acquisition of JLG using Oshkosh’s historical average interest income rate of 4.64% for the year ended September 30, 2006.

(5)	Adjustment to the provision for income taxes to apply Oshkosh’s historical effective tax rate of approximately 37.3% to income before provision for income taxes, equity in earnings of unconsolidated affiliates and minority interest.

(6)	Basic earnings per common share is computed as follows: net income divided by basic weighted average common shares outstanding. Diluted earnings per common share is computed as follows: net income divided by diluted weighted average common shares outstanding.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In millions)

	AS REPORTED			PRO FORMA
	Oshkosh	JLG		CONSOLIDATED
	September 30, 2006	July 31, 2006	Pro Forma Adjustments (1)	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$22.0	$328.1	$(322.4)	$27.7
Receivables, net	317.9	445.6	--	763.5
Inventories, net	589.8	212.9	28.4	831.1
Deferred income taxes	53.2	29.7	4.9	87.8
Other current assets	20.5	17.9	50.7	89.1

Total current assets	1,003.4	1,034.2	(238.4)	1,799.2
Investment in unconsolidated affiliates	19.3	--	5.6	24.9
Property, plant and equipment, net	231.9	119.8	30.2	381.9
Goodwill, net	558.7	57.4	1,879.0	2,495.1
Purchased intangible assets, net	219.2	74.1	908.8	1,202.1
Other long-term assets	78.4	111.8	(16.2)	174.0

Total assets	$2,110.9	$1,397.3	$2,569.0	$6,077.2

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$236.5	$233.7	$--	$470.2
Revolving credit facility and current
maturities of long-term debt	87.5	8.5	73.5	169.5
Current portion of limited recourse debt from
finance receivables monetizations	--	16.0	--	16.0
Customer advances	266.7	--	--	266.7
Other current liabilities	291.3	168.6	48.4	508.3

Total current liabilities	882.0	426.8	121.9	1,430.7
Long-term debt	2.2	207.4	2,816.5	3,026.1
Limited recourse debt from finance receivables
monetizations, less current portion	--	7.7	--	7.7
Deferred income taxes	100.0	--	335.9	435.9
Other long-term liabilities	61.0	80.0	(29.9)	111.1
Minority interest	3.8	--	--	3.8
Shareholders’ equity:
Preferred stock	--	--	--	--
Common Stock	0.7	21.4	(21.4)	0.7
Additional paid-in capital	205.2	209.3	(209.3)	205.2
Retained earnings	797.8	458.2	(458.2)	797.8
Accumulated other comprehensive income	59.2	(13.5)	13.5	59.2
Common Stock in treasury, at cost	(1.0)	--	--	(1.0)

Total shareholders’ equity	1,061.9	675.4	(675.4)	1,061.9

Total liabilities and shareholders’ equity	$2,110.9	$1,397.3	$2,569.0	$6,077.2

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)	Pro forma adjustments related to the Acquisition, debt issuance and retirement, and certain reclassifications are summarized in the following table:

	Fees and		Acqui-		Debt
	Expenses		sition (2)		Issuance	Retirement	Reclass		Totals
	Increase (Decrease)
Cash and cash equivalents	$(50.9	)(a)	$(3,059.9	)(b)	$3,066.5	$(227.4)	$--		(322.4)
			(50.7	)(l)
Inventories	--		28.4	(c)	--	--	--		28.4
Deferred income taxes--current	--		4.9	(d)	--	--	--		4.9
Other current assets	--		50.7	(l)	--	--	--		50.7
Investment in unconsolidated
affiliates	--		--		--	--	5.6	(m)	5.6
Property, plant and equipment	--		30.2	(c)	--	--	--		30.2
Goodwill	--		(1,207.5	)(e)	--	--	3,086.5	(k)	1,879.0
Purchased intangibles	--		908.8	(c)	--	--	--		908.8
Other long-term assets	--		(7.0	)(f)	33.5	--	(5.6	)(m)	(16.2)
							(37.1)	(n)
Purchase cost	26.6	(a)	3,059.9	(b)	--	--	(3,086.5	)(k)	--
JLG transaction costs	(24.3	)(a)	24.3	(a)	--	--	--		--
Fair value of JLG
bond premium	--		14.4	(g)	--	(14.4)	--		--
Revolver and current portion
of long-term debt	--		--		76.0	(2.5)	--		73.5
Other current liabilities	--		43.9	(h)	--	(3.0)	7.5	(o)	48.4
Long-term debt	--		--		3,024.0	(207.5)	--		2,816.5
Deferred income taxes
payable--long-term	--		373.0	(i)	--	--	(37.1	)(n)	335.9
Other liabilities	--		(22.4	)(c)	--	--	(7.5	)(o)	(29.9)
Shareholders’ equity	--		(675.4	)(j)	--	--	--		(675.4)

(a)	Fees and expenses totaled $50.9 million including legal, financial and other professional fees incurred by JLG ($24.3 million) and Oshkosh ($15.9) and excise and payroll tax gross-ups ($10.7 million).

(b)–(k)	See Note 2 to Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

(l)	Acceleration and funding of accrued profit sharing, deferred compensation and supplemental employee retirement plan (“SERP”).

(m)	Reflects a reclassification of JLG’s investment in an unconsolidated affiliate to be consistent with the Company’s historic presentation.

(n)	Reflects a reclassification of JLG’s long-term deferred tax asset to partially offset the Company’s long-term deferred tax liability.

(o)	Reflects a reclassification of JLG’s long-term deferred retirement liability to current.

(2)	The Acquisition has been accounted for by Oshkosh using the purchase method of accounting. The total purchase cost has been allocated first to assets and liabilities of JLG based upon their respective fair values with the remainder allocated to goodwill. The historical shareholders’ equity of JLG has been eliminated. The aggregate purchase cost and the preliminary allocation of the purchase cost to assets and liabilities of JLG are as follows:

Purchase cost, including related fees:
Acquisition of 100% of issued and outstanding:
-Common stock		$2,957.2
-Share-based obligations		102.7

	(b)	3,059.9
Fees and expenses	(a)	26.6

Total acquisition cost		$3,086.5

Net assets acquired at historical cost	(j)	$675.4
Add (deduct):
		Gross	Deferred Taxes
Change-in -control provisions:
Severance		$(22.1)	$4.5
SERP		(21.8)	7.8

	(h)	(43.9)	12.3	(31.6)
Write-off JLG deferred debt issuance costs	(f)	(7.0)	2.5	(4.5)
Fair value adjustments:
Inventory	(c)	28.4	(10.2)
Property, plant and equipment	(c)	30.2	(10.9)
Identifiable intangible assets	(c)	908.8	(353.8)
Defined benefit pension obligation	(c)	22.4	(8.0)

		989.8	(382.9)	606.9

Subtotal			$(368.1)

Current		(d)	$4.9
Long-term		(i)	(373.0)

			$(368.1)

JLG financial and other professional fees	(a)	(24.3)
Fair value of JLG bond premium related to call of outstanding bonds	(g)	(14.4)

	(e)	1,207.5
Goodwill		1,879.0

Total purchase price	(k)	$3,086.5